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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 on Form S-3 Registration Statement of Precision Castparts Corp. of our report dated February 12, 2003 relating to the financial statements of SPS Technologies, Inc., which appears in Precision Castparts Corp's Current Report on Form 8-K dated December 9, 2003 and filed on December 23, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 25, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS